SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                HSB Group, Inc.
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

     2)  Aggregate   number  of   securities  to  which   transaction   applies:

     --------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

     5) Total fee paid:

     --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     --------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     --------------------------------------------

     3) Filing Party:

     --------------------------------------------

     4) Date Filed

     --------------------------------------------

---------
LOGO
---------




                                 HSB GROUP, INC.

                            NOTICE OF ANNUAL MEETING

March 6, 1998

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of HSB Group, Inc. will be held on Tuesday, April 21, 1998, at 2:00 P.M., at the office of the Company, One State Street, Hartford, Connecticut, for the following purposes:

     1.   To elect three directors for three-year terms;

     2. To consider and act upon a proposal to approve the amended Short-Term Incentive Plan;

     3. To consider and act upon a proposal to approve the amended Long-Term Incentive Plan;

     4.   To appoint independent public accountants for the ensuing year; and

     5.   To transact any other business proper to come before the meeting.

     A Proxy Statement to assist you in the consideration of the foregoing matters is attached.

     The Board of Directors has fixed February 17, 1998, at the close of business, as the record date and time for the determination of the shareholders entitled to notice of and to vote at said Annual Meeting and any adjournment thereof.

     It is hoped that you will be able to attend this meeting. If you cannot, please sign and return the enclosed proxy card in the envelope provided.

                                            By order of the Board of Directors.
                                            /s/ R. K. Price
                                            R. K. PRICE
                                            Corporate Secretary

HSB Group, Inc.
One State Street
P.O. Box 5024
Hartford, Connecticut  06102-5024

                                 PROXY STATEMENT

                                     GENERAL

     The enclosed proxy is solicited by the Board of Directors of HSB Group, Inc. for use at the Annual Meeting of Shareholders to be held April 21, 1998, and at any and all adjournments thereof. The Company is a Connecticut corporation and its principal office is located at One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024, (860) 722-1866.

     You are urged to read this Proxy Statement and to fill in, date, sign and return the enclosed form of proxy. The giving of a proxy does not affect your right to vote should you attend the meeting and the proxy may be revoked at any time before it is voted. Properly executed proxies that have not been revoked will be voted as specified.

     Arrangements will be made with brokers, nominees and fiduciaries to distribute proxy material to their principals, and their postage and clerical expenses in so doing will be paid by the Company. The entire cost of soliciting proxies on behalf of management will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies personally if proxies are not received promptly. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $4,000 in addition to out-of-pocket expenditures.

     Only holders of Company common stock of record at the close of business on February 17, 1998 are entitled to notice of, and to vote at, the meeting. Each shareholder of record on said date is being mailed the Annual Report of the Company for the fiscal year ended December 31, 1997 with the Notice, Proxy Statement and Proxy card on or about March 6, 1998. On February 17, 1998, there were 19,409,870 outstanding shares of Company common stock, each entitled to one vote.

     Abstentions and broker non-votes are included in the total number of shares represented for matters to be voted upon at the meeting for quorum purposes. Abstentions and broker non-votes will not be counted as either FOR or AGAINST a nominee or matter and will have no effect upon the voting results for any of the proposals.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the number of directors will be determined from time to time by a resolution of a majority of the Board of Directors. The directors are divided into three classes consisting, as nearly as possible, of one third of the total number of directors constituting the entire Board. Each class is elected for a three-year term at successive annual meetings. At the Annual Meeting, the number of directorships will be nine.

     Three directors are to be elected for terms of three years and until their successors are elected and qualified. Unless otherwise instructed, the shares represented by the enclosed proxy will be voted for Richard H. Booth, Colin G. Campbell and Simon W. Leathes. In the event any nominee is unable to serve as a director on the date of the Annual Meeting, the proxies may be voted for a substitute nominee recommended by the Board of Directors. A plurality of the votes cast by the shares entitled to vote is required for the election of each director.

     Mr. Campbell was elected to his present term at the 1995 Annual Meeting. Mr. Booth and Mr. Leathes were appointed to the Board in July 1996 and February 1997, respectively.

     Stated below are the names and ages of the nominees and directors continuing in office, the principal occupation of each during at least the last five years, the date on which each individual was first elected as a director of the Company, and other directorships and business and civic affiliations of such persons. The information set forth on the following pages with respect to each nominee's and director's principal occupation, other directorships and affiliations and beneficial ownership of Company common stock has been furnished by the nominee or director. No information is being provided for John M. Washburn, Jr. and Wilson Wilde, who will retire from the Board of Directors effective with the 1998 Annual Meeting in accordance with the Company's Bylaws.

     On June 24, 1997, all of the outstanding shares of common stock of The Hartford Steam Boiler Inspection and Insurance Company were exchanged for shares of common stock of the Company; therefore, references to the Company herein with dates prior to June 24, 1997 are references to The Hartford Steam Boiler Inspection and Insurance Company.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For Three-Year Term Expiring in 2001

               Richard H. Booth

               Mr. Booth, 50, is Executive Vice President of Phoenix Home Life Mutual Insurance Company, a position he has held since October of 1994. Prior to joining Phoenix, Mr. Booth served as President, Chief Operating Officer and a director of The Travelers
 -------- Corporation from 1991 to 1994. Mr. Booth is a director of MECH Financial Inc., Phoenix Duff & Phelps Corporation, Aberdeen Asset
  PHOTO Management, PLC and CuraGen Corporation. He is a member of the Board of Trustees and Treasurer of the Wadsworth Atheneum. He is
 -------- also a member of the Board of Trustees of the Old State House, the Investment Committee of the University of Hartford, the Corporate Associates Advisory Board of The Nature Conservancy, Connecticut Chapter, the Community Advisory Board of the Claude Pepper Older American Independence Center of the University of Connecticut Health Center and a board member of the World Affairs Council.

               Mr.  Booth has served as a  director  of the  Company  since July
               1996.

               Colin G. Campbell

               Mr. Campbell, 62, is President of Rockefeller Brothers Fund, a position he has held since 1988. Mr. Campbell is a director of
 -------- Pitney Bowes, SYSCO Corporation, Rockefeller Financial Services and HSB Engineering Insurance Limited, an affiliate of the
  PHOTO Company. He is Chairman of the University of Cape Town Fund and Winrock International Institute for Agricultural Development. He
 --------      is a trustee of the Colonial Williamsburg  Foundation and Charles
               E. Culpeper Foundation, and Chairman of Public Broadcasting Services.

               Mr. Campbell has served as a director of the Company since September 1983.


               Simon W. Leathes

               Mr. Leathes, 50, is Chief Executive Officer and Group Finance Director of Hambros PLC in the United Kingdom, a position he has held since January, 1997. He had served as Group Finance Director
-------- of Hambros since 1996. Prior to joining Hambros PLC, he served as Chief Financial Officer of Caspian Securities Ltd. in the United
 PHOTO Kingdom from 1995 to 1996. From 1980 through 1995, Mr. Leathes was with S.G. Warburg Group PLC in the United Kingdom, most
--------       recently  serving  as  Chief  Financial   Officer/Group   Finance
               Director from 1992 to 1995. Mr. Leathes is a director of HSB Engineering Insurance Limited, an affiliate of the Company.

               Mr. Leathes has served as a director of the Company since February 1997.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring in 1999

               Joel B. Alvord

               Mr. Alvord, 59, is President and Managing Director of Shawmut Capital Management, Inc., a position he has held since 1996. Mr. Alvord also serves as Chairman of the Executive Committee and a
-------- Director of Fleet Financial Group, having been its Chairman since 1995. He became Chairman and Chief Executive Officer of Shawmut
 PHOTO National Corporation in 1988 and was elected to Chairman of Fleet Financial Group in November 1995 following the merger of Shawmut
-------- National Corporation with Fleet Financial Group. Mr. Alvord is a director of CUNO Incorporated, the American Skiing Company, the Harvard Eating Disorders Center and the American Repertory Theater, a trustee of The Wang Center for the Performing Arts, Boston, and an Overseer of the Museum of Fine Arts, Boston and The Boston Symphony Orchestra.

               Mr. Alvord has served as a director of the Company since December 1971.


               Richard G. Dooley

               Mr. Dooley, 68, is a consultant to Massachusetts Mutual Life Insurance Company. Mr. Dooley joined Massachusetts Mutual in 1955
-------- and served in a variety of positions before being named Executive Vice President and Chief Investment Officer in 1978, a position
 PHOTO he held until his retirement in 1993. Mr. Dooley is a director of Advest Group, Inc., Jefferies Group, Inc., Kimco Realty Corp.,
-------- Investment Technology Group, Inc. and certain Massachusetts Mutual-sponsored investment companies. He is a trustee of Saint Anselm College.

               Mr.  Dooley  has served as a director  of the  Company  since May
               1984.

               Gordon W. Kreh

               Mr. Kreh, 50, is President, Chief Executive Officer and a director of the Company. He joined The Boiler Inspection and Insurance Company of Canada, a subsidiary of the Company, in 1971, before moving to the Company's home office in 1975. He became an officer of the Company in 1980 and was elected Vice
-------- President in 1984. In 1988, he was named Senior Vice President of Engineering Insurance Group, an affiliate of the Company, and
 PHOTO became its President in 1989. He was elected Senior Vice President of the Company in 1992, President in 1993 and assumed
-------- his present position in April of 1994. Mr. Kreh is a board member of the American Insurance Association, and a director of The Hartford Steam Boiler Inspection and Insurance Company, The
               Boiler Inspection and Insurance Company of Canada and HSB Engineering Insurance Limited, affiliates of the Company. He is also president of the board of directors of the Greater Hartford Arts Council and a trustee of the Wadsworth Atheneum.

               Mr. Kreh has served as a director of the Company since September 1993.


               Lois D. Rice

               Mrs. Rice, 65, is a Guest Scholar, Program in Economic Studies, at the Brookings Institution, a position she has held since October 1991. From 1981 until 1991, she served as Senior Vice
-------- President, Government Affairs and a director of Control Data Corporation. Mrs. Rice is a director of McGraw-Hill Companies,
 PHOTO         International  Multifoods,  Fleet  Financial Group and UNUM Corp.
               She is a trustee  of The Urban  Institute,  the  Center for Naval
-------- Analysis and the Public Agenda Foundation. Mrs. Rice also serves as a member of the President's Foreign Intelligence Advisory Board.

               Mrs.  Rice has served as a director  of the  Company  since April
               1990.

Term Expiring in 2000

               William B. Ellis

               Mr. Ellis, 57, is Senior Fellow at the Yale University School of Forestry and Environmental Studies, a position he has held since September 1995. In August 1995, he retired from his position as
-------- Chairman of the Board of Northeast Utilities and its principal subsidiaries, as well as from Connecticut Yankee Atomic Power
 PHOTO Company, after serving as Chief Executive Officer of those companies from 1983 to 1993. Mr. Ellis is a director of Advest
-------- Group, Inc., Catalytica Combustion Systems, Inc., Massachusetts Mutual Life Insurance Company and The Greater Hartford Chamber of Commerce. He is also a member of the Board of The National Museum of Natural History of the Smithsonian Institution and a member of the Conservation Science Advisory Board of The Nature Conservancy.

               Mr.  Ellis has served as a director  of the  Company  since April
               1991.


               E. James Ferland

               Mr.  Ferland,  55, is  Chairman,  President  and Chief  Executive
--------       Officer  of Public  Service  Enterprise  Group  Incorporated  and
               Chairman and Chief Executive Officer of its principal subsidiary,
 PHOTO         Public Service  Electric and Gas Company,  a position he has held
               since  1986.   Mr.  Ferland  is  a  director  of  Foster  Wheeler
--------       Corporation and the Nuclear Energy Institute.

               Mr. Ferland has served as a director of the Company since November 1986.

Meetings and Remuneration of the Directors

     During 1997, the Board of Directors held nine meetings and twenty-four committee meetings. Each director attended at least 75% of the meetings of the Board and committees on which he or she served combined.

     The Governance Committee of the Board of Directors has adopted a formal policy for the compensation of directors in order to further link director compensation with the long-term interests of shareholders. According to the policy, director compensation should: a) enable the Company to attract and retain the talent needed to fulfill the responsibilities of the Board of Directors in a superior and independent fashion; b) align the interests of the directors with the long-term interests of shareholders through stock ownership;
c) compensate directors for their time, efforts and capacity to assist the Company in the achievement of its long-term goals; and d) be validated in its efficacy through review by an independent compensation consultant.

     The annual retainer for each director who is neither a present nor retired employee of the Company or of a subsidiary is $15,000. Each non-employee director is paid a fee of $1,200 for attendance at a Board or a committee meeting and an additional $350 for each committee meeting chaired. Directors who are present or retired employees of the Company or a subsidiary do not receive such compensation for service on the Board or committees thereof and are not eligible to participate in the plans described below for non-employee directors. Non-employee directors are not eligible to participate in any of the plans discussed in the Human Resources Committee Report on Executive Compensation. Directors may be reimbursed for reasonable travel expenses incurred in attending Board and committee meetings.

     Each non-employee director received an award of 550 stock equivalent units under the Directors Stock and Deferred Compensation Plan (the "Directors Plan") for the 1997 plan year. The Directors Plan was amended effective January 1, 1998 to provide that future awards will be made in the form of 550 shares of restricted stock. (If an award would be currently taxable to a director based on the laws of the country in which such director is located, the award will be in the form of 550 stock equivalent units.) Restricted stock awarded under the plan is forfeitable until such time as the director retires after age 70, dies, becomes disabled, resigns in certain circumstances with the consent of a majority of the board of directors, or upon a change in control of the Company, whichever event occurs earliest.

     Under the Directors Plan, a director may elect to defer payment of all or a portion of his or her cash compensation (annual retainer and meeting fees) to a future date specified by the director. A participating director may elect to have amounts held in his or her deferred account (i) credited annually with interest (accrued at the rate of the average of the yields at issuance of five-year U.S. Treasury Notes issued during the prior twelve-month period plus 1%) on the average daily balance held in such accounts for the preceding plan year; or (ii) converted into stock equivalent units or shares of restricted stock equal to the amount of deferred cash compensation divided by the fair market value of Company common stock on the date such compensation would otherwise have been paid.

     Stock equivalent unit and cash account balances held under the Directors Plan are paid out in cash or Company common stock, either in a lump sum or in installments, at the director's election. For the 1997 plan year, dividend equivalents, in an amount equal to the amount of dividends that would have been payable had each stock equivalent unit credited to a director constituted a share of Company common stock, were payable in cash following the end of the plan year. Beginning with the 1998 plan year, directors may elect to have dividend equivalents paid in cash or converted into additional stock equivalent units or shares of restricted stock following the end of the plan year.

     In 1992 the Board of Directors established a Charitable Endowment Program for members of the Board of Directors who have at least one year of service as a director. A portion of the program is currently funded by life insurance. The Company intends to make tax deductible charitable contributions of $1 million to charities recommended by each director, paid out over a period of ten years following the death of the director. Directors derive no financial benefit from the program since any insurance proceeds and charitable deductions accrue solely to the Company.

     The Company's Board of Directors annually appoints certain directors to serve on standing committees of the Board of Directors, which currently include the Audit, Human Resources, Governance, Finance and Executive Committees.

     The Audit Committee's primary responsibility is to review and report to the Board on the Company's accounting policies, the adequacy of its financial and internal auditing controls, and the reliability of financial information reported to the public. The Committee has the authority to approve the scope of the annual audit and to authorize the release of annual financial statements. The Audit Committee held four meetings during 1997. Mr. Ferland (Chairman), Mr. Booth, Mr. Leathes and Mr. Washburn, none of whom is an employee of the Company or a subsidiary, presently serve on the Audit Committee.

     The Human Resources Committee reviews remuneration for the Company's executives as described in the Human Resources Committee Report on Executive Compensation located on page 8. The Committee reviews the Company's benefit plans and policies and practices with respect to employee relations. The Committee acts as Plan Administrator for the 1985 Stock Option Plan, the 1995 Stock Option Plan, the Directors Stock and Deferred Compensation Plan, and the Long-Term and Short-Term Incentive Plans. The Human Resources Committee held six meetings during 1997. Mr. Ellis (Chairman), Mr. Campbell, Mr. Leathes and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Human Resources Committee.

     The Governance Committee reviews the organization and performance of the Board of Directors and reviews and recommends director compensation. The Committee also reviews the Company's policies and practices with respect to community relations and recruits and nominates candidates for Board membership in conjunction with the Chief Executive Officer. In accordance with the Company's Bylaws, any nomination by a shareholder must have been made by proper written notice given to the Corporate Secretary not later than February 23, 1998 in order to be considered for the 1998 Annual Meeting. The Governance Committee held five meetings during 1997. Mr. Campbell (Chairman), Mr. Alvord, Mr. Dooley, Mr. Ellis and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Governance Committee.

     Other committees of the Board of Directors are the Finance Committee and the Executive Committee. The Finance Committee reviews the investment plan of the Company, investor relation activities, and other matters involving the Company's financial resources. Mr. Dooley (Chairman), Mr. Alvord, Mr. Booth, Mr. Ferland and Mr. Washburn, none of whom is an employee of the Company or a subsidiary, presently serve on the Finance Committee, which held nine meetings in 1997. The Executive Committee acts on behalf of the Board of Directors in the interim between meetings of the Board when prompt, formal action is necessary. Mr. Wilde (Chairman), Mr. Alvord, Mr. Campbell, Mr. Dooley, Mr. Ellis and Mr. Ferland presently serve on the Executive Committee, which did not meet in 1997.




                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The Company is unaware of any shareholder who on February 17, 1998 was the beneficial owner of 5 percent or more of Company common stock outstanding except as noted in the following table.


                                                AMOUNT AND NATURE
TITLE OF          NAME AND ADDRESS              OF BENEFICIAL         PERCENT OF
CLASS             OF BENEFICIAL OWNER           OWNERSHIP             CLASS
--------------------------------------------------------------------------------

Common            Employers Reinsurance              (1)                (1)
Stock             Corporation
                  5200 Metcalf
                  Overland Park, Kansas

(1) On December 31, 1997, the Company and Employers Reinsurance Corporation ("ERC") entered into a Purchase Agreement pursuant to which a business trust formed by the Company sold $300 million of 7% convertible subordinated capital securities to ERC. The securities are convertible into the common stock of HSB Group, Inc. at $85 a share at any time, subject to regulatory approval, or approximately 3,529,412 shares of common stock of the Company, which on a fully diluted basis would constitute 15.3% of the Company's outstanding shares. Pursuant to the Purchase Agreement, ERC has agreed to vote any shares acquired upon conversion with respect to certain matters in accordance with the recommendations of the Company's Board of Directors, or, in the event such agreement is held invalid or in violation of any law, in the same proportion as the Company's other holders of voting securities.

     The number of shares of Company common stock beneficially owned as of February 17, 1998 by each nominee and director, by each executive officer named in the Summary Compensation Table, which in each case, other than Mr. Kreh, represents less than 1% of the Company common stock outstanding as of such date, and by all current directors and executive officers as a group, is shown in the table below. Assuming the exercise of all currently exercisable options, Mr. Kreh would beneficially own 1.7% of Company common stock as of February 17, 1998. The table also sets forth the number of stock equivalent units credited to non-employee directors participating in the Directors Stock and Deferred Compensation Plan, which is explained in detail on page 5. Individuals are fully at risk as to the value of stock equivalent units held in their deferred accounts, which will be converted to an equal number of shares of Company common stock, or their equivalent cash value, at the election of the director, upon his or her termination of board service.

     Unless otherwise indicated, each officer, nominee and director has sole voting and investment power (or shares such powers with a family member) with respect to Company common stock shown as held directly. All shares shown as held indirectly reflect sole voting and investment power exercised by the individual specified unless otherwise indicated.


                                                             Stock Equivalent      Total Number of Shares
Beneficial Owner        Directly Held     Indirectly Held         Units          and Stock Equivalent Units
----------------        -------------     ---------------         -----          --------------------------

Joel B. Alvord            1,644                                   3,558                  5,202
Saul L. Basch            63,574(1)                                                      63,574
Richard H. Booth          1,250                                     550                  1,800
Colin G. Campbell         2,186             1,200(2)              2,954                  6,340
Richard G. Dooley         6,791                                   6,580                 13,371
Michael L. Downs        136,512(3)                                                     136,512
William B. Ellis          1,000                                   3,578                  4,578
E. James Ferland          1,000             2,000(4)              3,755                  6,755
John J. Kelley          144,965(5)                                                     144,965
Gordon W. Kreh          255,831(6)         90,050(7)                                   345,881
Simon W. Leathes            650                                     458                  1,108
Lois D. Rice                752               200(8)              4,147                  5,099
John M. Washburn, Jr.    10,503             2,000(4)              6,784                 19,287
Robert C. Walker         85,427(9)                                                      85,427
Wilson Wilde                891               160(4)                                     1,051

All Current Directors and Executive Officers as a Group (18 in number): 1,007,006 (10)

(1) Includes 60,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 17, 1998.
(2) 400 shares held in trusts for benefit of children and 800 shares held as trustee of trusts for benefit of nieces and nephews, over which Mr. Campbell exercises shared voting and investment power.
(3) Includes 115,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 17, 1998.
(4)  Shares held by spouse.
(5) Includes 134,200 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 17, 1998.
(6) Includes 233,750 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 17, 1998.
(7) 2,300 shares held by spouse; 4,000 shares and 83,750 options exercisable on or before April 17, 1998 transferred by Mr. Kreh held by children.
(8)  As trustee.

(9) Includes 80,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 17, 1998.
(10) Includes 892,200 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 17, 1998. Assuming the exercise of all such options, the percentage of Company common stock owned by directors and executive officers as a group would be 4.96% of the Company common stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

     Ownership of and transactions in Company stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, based solely on a review of the copies of reports that were furnished to the Company and written representations that no other reports were required, all required reports were made in a timely manner with respect to the fiscal year ended December 31, 1997.


HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation programs for the Senior Vice Presidents and Chief Executive Officer of the Company (the "executives") are administered by the Human Resources Committee of the Board of Directors (the "Committee"). A nationally recognized compensation consultant also reviews and analyzes the Company's executive compensation policies and practices in order to advise the Committee as more fully described below. The Committee believes that the structure of the Company's compensation programs provides a direct link between Company performance and executive compensation.

     Under the direction of the Committee, executive compensation programs are structured to provide performance-based incentives to achieve the Company's short and long-term goals, and to enable the Company to attract and retain key individuals. In 1997, two groups of comparison companies were used to determine competitive executive pay levels and practices. Comparison Group I, used for reviewing competitive pay levels for executives, was composed of 18 leading property/casualty insurance companies (including five of the eight insurance companies in the S&P 500 Property/Casualty Insurance Index used in the Performance Graphs located on page 17). Comparison Group II, used for reviewing competitive compensation practices, was composed of the top twenty companies on Fortune's list of most admired companies (none of which are included in the S&P 500 Property/Casualty Insurance Index used in the Performance Graphs located on page 17). Compensation practices analyzed included the level and mix of compensation components, actual and targeted stock ownership levels and the design of short and long-term incentives. In assessing competitive compensation practices, the Committee believes that it is appropriate to review compensation practices at high-performing, well-run companies.

     Base salary and variable compensation paid under the Company's incentive plans (Short-Term and Long-Term Incentive Plans and the 1995 Stock Option Plan) in 1997 to executives as a group, and for Mr. Kreh individually, were below the median range of that paid to executives by the companies in Comparison Group I according to information compiled by the Company's compensation consultant. It is the Committee's intent to target future compensation in the median of the range of that paid to executives by the companies in Comparison Group I.

     Base salary adjustments are made for executives based upon an analysis of individual performance, changes in responsibilities, and comparative data for base salaries paid to executives with similar responsibilities in Comparison Group I. Annual salary adjustments for executives are recommended by the Chief Executive Officer and approved by the Human Resources Committee in its discretion. The Committee determines adjustments for the Chief Executive Officer in its discretion. For 1997, base salary adjustments for executives other than Mr. Kreh were made for competitive reasons based upon comparisons with Comparison Group I. Mr. Kreh received a 29.63% base salary increase based on the Committee's analysis of the comparative data for base salaries paid to executives with similar responsibilities in Comparison Group I.

     The Company's Short-Term Incentive Plan provides for the annual award of bonuses to officers of the Company, including the executives, and any other employees designated by the Committee, based upon the Company's attainment of certain net income per share targets, and other operating results. The plan is proposed to be amended in order to assure objective criteria for determining annual formula-based awards to qualify them for a deduction under the Internal Revenue Code as described in detail beginning on page 17. The following description is applicable to awards made for the plan year ending in 1997.

     For 1997, the Committee evaluated Company results achieved for growth in revenue, growth in operating income, insurance combined ratio, return on equity and engineering services' margin, as compared, where appropriate, to published results achieved or anticipated for the property/casualty insurance industry as a whole. In 1997, the Actual Percentage of Budgeted Net Income Per Share exceeded the target level set by the Committee at the beginning of the year. In 1997, the Committee determined that the Company substantially outperformed the property/casualty insurance industry for return on equity, insurance combined ratio and revenue growth (the Company's return on equity for 1997 was 19.1% and the insurance combined ratio was 91.7%). Mr. Kreh was awarded $700,000 under the plan based on the Committee's evaluation of Mr. Kreh's contributions to these results. The Committee determined the total dollars available for awards under the plan and Mr. Kreh determined the executives' awards for 1997, based on his evaluation of 1997 results and each executive's contributions to such results.

     If shareholders approve the proposed amended Short-Term Incentive Plan, payouts beginning with the one for the 1998 plan year will be made under the terms of the amended plan as described beginning on page 17.

     Long-term incentives are provided to executives through awards made under the Company's Long-Term Incentive Plan. The plan is proposed to be amended as described beginning on page 19. The following description is applicable to awards made for the 1995-1997 Performance Period. Under the plan, the Committee establishes specific Performance Goals for each participant (or all participants as a group) at the beginning of each Performance Period based on one or more of the following Performance Measures: insurance combined ratio; expense ratio; net income per share; return on equity; total shareholder return; return on assets; revenues; engineering services' margin; increase in book value; and market share. For each Performance Goal, an award schedule of Performance Contingent Units is established for minimum, target and maximum attainment of such goal, based on a percentage of a participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the Performance Period) divided by the average of the high and low trading prices of Company common stock on the first trading date of the Performance Period.

     The actual Performance Contingent Award to be paid to a participant at the conclusion of the Performance Period is based on the level of attainment of the Performance Goals established for such period. If the minimum level of achievement is not reached for any of the Performance Goals, the payout is zero. Payments made under the plan relating to any Performance Period for a participant may not exceed $1 million. Awards are prorated for actual length of service as an eligible executive during the Performance Period. Any payments are made in cash or in shares of Company common stock (which may be restricted shares), as determined by the Committee. At the discretion of the Committee, dividend equivalents may be paid in conjunction with award payouts made under the plan, equal to the amount of cash dividends that would have been paid during the Performance Period with respect to an award of Performance Contingent Units if the award had been made in Company common stock. The current plan provides for Performance Periods of three years. As explained in more detail under Proposal No. 3, beginning on page 19, the revised plan provides for Performance Periods of three years, or such other duration as set by the Committee. However, in order to gradually phase in the new program, the revised plan will be implemented with two shorter initial Performance Periods which will end in 1998 and 1999, if the plan as amended is approved by shareholders at the 1998 Annual Meeting. Performance Measures for these Performance Periods will be set during the ninety day period provided for under Internal Revenue Code Section 162(m), but had not yet been set by the Committee at the time of preparation of this report.

     The Committee determined that payouts to be made under the plan for the Performance Period ending in 1997 would be made in shares of restricted stock in order to further link executives' interests with long-term Company performance. These shares cannot be sold or transferred and will be forfeited if the executive leaves the Company within a period of five years for reasons other than death, disability, retirement, involuntary termination other than for cause, or resignation with the consent of the Human Resources Committee of the Board of Directors of the Company.

     For the three-year Performance Period ending in 1997, the Committee established specific Performance Goals at the beginning of the Performance Period based on the following Performance Measures: net income per share, expense ratio and return on equity. For each Performance Goal, an award schedule of Performance Contingent Units was established for minimum, target and maximum attainment of such goals, based on a percentage of the participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the period), divided by the average of the high and low trading prices of Company common stock on January 3, 1995. For the 1995 through 1997 Performance Period, the net income per share threshold was not met and the expense ratio, and the return on equity targets were exceeded. Awards made to executives under the plan for the three-year Performance Period ending in 1997, including Mr. Kreh's award of 3,216 shares of restricted stock, were calculated under the award schedule established by the Committee based on these results.

     During 1997, executive officers were eligible for awards under the Company's 1995 Stock Option Plan. Plan awards provide executives with long-term incentives and serve to further align executives' long-term interests with those of shareholders. Stock options are awarded based upon the market price of Company common stock on the date of the grant and provide a vehicle to reward executives only if the price of Company common stock increases above the grant price.

     Awards to be made to specific participants are determined by the Committee in its discretion. The Company's outside compensation consultant reviews each executive's award in comparison to awards made to individuals employed by companies in Comparison Group I and makes recommendations as to whether the awards made to Company executives should be adjusted. Several factors were considered in determining the size of stock option grants to executive officers in 1997, including competitive practices at companies in Comparison Group I, the Committee's perception of the recipient's ability to affect the results of the Company over time and individual levels of responsibility. Awards made to executives in 1997, including Mr. Kreh's award of 75,000 stock options, were determined by the Committee in its discretion based on its evaluation of these criteria.

     The Committee and management have also agreed to the establishment of stock ownership guidelines for executives. Shares owned directly or beneficially, restricted shares and shares held in the Company's 401(k) and employee stock ownership plan accounts are counted for purposes of the guidelines, while unexercised stock options are not. Mr. Kreh's ownership goal was set at 30,000 shares, which he is expected to have achieved by the end of 1998. The goal for other executives is ownership of 6,000 shares within five years of their becoming an executive of the Company. Three of the executives have reached this goal and the others are expected to achieve it within the stated time frame.

     Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not deduct certain types of compensation paid to the Chief Executive Officer and the next four most highly compensated individuals to the extent such compensation exceeds $1 million. Certain types of compensation are excluded from this limitation, including performance-based compensation paid under plans that are approved by shareholders and administered by outside directors.

Compensation  derived from the  exercise of stock  options  under the  Company's plans and awards made under the current provisions of the Long-Term Incentive Plan are exempt from the limit on the corporate tax deduction. If the proposed amendments to the Short-Term and Long-Term Incentive Plan are approved, awards made pursuant to objective formulas under those plans as amended will be exempt from the limit as described beginning on page 17. The proposed amendments provide the Committee with the ability to make discretionary awards which may not be deductible under Section 162(m), as the Board has determined that it is in the best interests of the Company to retain some flexibility for extraordinary situations. Compensation paid to executives during 1997 was fully deductible. For 1998, the Company anticipates that a portion of Mr. Kreh's compensation will not be deductible as a result of the award paid to him under the Short-Term Incentive Plan in 1998 for superior performance in 1997.

Respectfully submitted by the Human Resources Committee of the Board of Directors of the Company

William B. Ellis (Chairman)
Colin G. Campbell
Simon W. Leathes
Lois D. Rice

                      SUMMARY COMPENSATION TABLE

        The following table sets forth cash compensation for the five most highly compensated executive officers of the Company serving as executive officers on December 31, 1997 for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.


                                            Annual Compensation            Long-Term Compensation
                                                                             Awards             Payouts
                                                                                   Securities
                                                                     Restricted    Underlying                All Other
                                                                      Stock        Options      LTIP          Compen-
Name and Principal Position       Year      Salary        Bonus      Award(s)(1)   (Number      Payouts(2)    sation(3)
                                                                                    of shares)
----------------------------------------------------------------------------------------------------------------------

Gordon W. Kreh, President         1997      $568,654     $700,000    $186,817       75,000              0     $ 4,750
 and Chief Executive Officer      1996      $527,692     $135,000    $121,636       75,000              0     $ 4,750
                                  1995      $484,615     $300,000           0       47,500       $ 50,625     $ 6,532


Saul L. Basch, Senior             1997      $325,962     $330,000    $ 62,272       20,000              0     $ 4,750
 Vice President, Treasurer        1996      $310,385     $ 60,000    $ 22,539       20,000              0     $ 4,500
 and Chief Financial Officer      1995(4)   $ 75,000     $ 30,000           0       20,000       $  1,689           0


Michael L. Downs                  1997      $325,962     $330,000    $ 74,762       30,000              0     $ 4,750
 Senior Vice President            1996      $301,154     $ 30,000    $ 47,313       30,000              0     $ 4,500
                                  1995      $248,462     $125,000           0       30,000       $ 11,645     $ 6,532


John J. Kelley                    1997      $325,962     $310,000    $ 76,098       30,000              0     $ 2,553
 Senior Vice President            1996      $302,692     $ 60,000    $ 49,549       30,000              0     $ 2,250
                                  1995      $267,308     $125,000           0       30,000       $ 18,563     $ 5,922


Robert C. Walker, Senior          1997      $283,039     $230,000    $ 69,185       20,000              0     $ 4,750
 Vice President and               1996      $267,308     $ 50,000    $ 42,522       20,000              0     $ 4,500
 General Counsel                  1995      $234,615     $100,000           0       20,000       $ 10,313     $ 4,605



(1) For 1997, represents Long-Term Incentive Plan awards for 1995-1997 Performance Period, which were paid out in shares of restricted stock with a five-year vesting period as explained in more detail in the Human Resources Committee Report on Executive Compensation located on page 8. The value of restricted stock shown in this column is calculated by multiplying the closing price of Company common stock on the date the restricted shares were granted by the number of shares awarded. Recipients are entitled to receive dividends on restricted stock to the extent paid on Company common stock generally. The total number of restricted shares held on 12/31/97 by each of the named executive officers, and the aggregate value of such shares, calculated by multiplying them by the closing price of Company common stock on such date is as follows: Mr. Kreh, 2,666 shares, $147,130 aggregate value; Mr. Basch, 494 shares, $27,263 aggregate value; Mr. Downs, 1,037 shares, $57,229 aggregate value; Mr. Kelley, 1,086 shares, $59,934 aggregate value; and Mr. Walker, 932 shares; $51,435 aggregate value.

(2) The LTIP payouts column shows cash payouts made under the Company's Long-Term Incentive Plan for the performance period that ended in 1995. Payouts for the performance periods that ended in 1996 and 1997 were made in shares of restricted stock, as reflected in the Restricted Stock Awards column.

(3) For 1997, reflects Company contributions under the Company's Thrift Incentive Plan.

(4) Compensation for Mr. Basch reflects the fact that he was not employed by the Company for a full year in 1995.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN TABLES

The  following  tables  show  information  with  respect  to stock  options  and
potential  awards  under  the  Company's   Long-Term   Incentive  Plan  for  the
individuals named in the Summary Compensation Table.

               Option Grants in Last Fiscal Year (ended 12/31/97)


                                          Individual Grants                               Potential Realizable
                                                                                        Value at Assumed Annual
                                                                                         Rates of Stock Price
                                         Percent of                                        Appreciation for
                          Number of      Total                                               Option Term(2)
                          Securities     Options
                          Underlying     Granted to      Exercise
                          Options        Employees       or Base        Expira-
Name                      Granted        in Fiscal       Price          tion
                            (1)          Year            ($/Share)      Date               5%             10%
----------------------------------------------------------------------------------------------------------------


Gordon W. Kreh            75,000          20.2%          $45.81         2/23/2007      $ 2,160,712    $5,475,692

Saul L. Basch             20,000           5.4%          $45.81         2/23/2007      $   576,189    $1,460,184

Michael L. Downs          30,000           8.1%          $45.81         2/23/2007      $   864,284    $2,190,276

John J. Kelley            30,000           8.1%          $45.81         2/23/2007      $   864,284    $2,190,276

Robert C. Walker          20,000           5.4%          $45.81         2/23/2007      $   576,189    $1,460,184



(1) Options granted are nonstatutory stock options. The exercise price of the option is equal to the fair market value of the stock on the date of the grant. Payment for the shares as to which an option is exercised may be made in cash or in shares of Company common stock or a combination of cash and stock. These options may not be exercised any earlier than one year or any later than ten years from the date of the grant. Participants will be permitted to satisfy any federal, state or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company common stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax. Options and stock appreciation rights will generally be nontransferrable during the lifetime of the participant, except that the Human Resources Committee may, in its discretion, grant nonqualified stock options that may be transferred pursuant to a qualified domestic relations order, or to an immediate family member or a trust for the benefit of an immediate family member.

(2) These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company common stock appreciates 5% or 10% each year over the original option price, compounded annually, for the life of the options. These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.



     Aggregated Option Exercises in Last Fiscal Year (ended 12/31/97) and FY-End Option Values


                                                              Number of
                                                              Securities                Value of
                                                              Underlying                Unexercised In-
                                                              Unexercised               the-money
                         Shares                               Options at                Options at
                         Acquired on          Value           Fiscal Year-end           Fiscal Year-end
Name                     Exercise             Realized              (#)                      ($)
                            (#)                 ($)           Exercisable/              Exercisable/
                                                              Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------

Gordon W. Kreh              0                  $0            242,500(1)/75,000     $1,768,886/$693,937

Saul L. Basch               0                  $0            40,000/20,000         $  236,300/$185,050

Michael L. Downs            0                  $0            85,000/30,000         $  753,261/$277,575

John J. Kelley              0                  $0            104,200/30,000        $  790,312/$277,575

Robert C. Walker            0                  $0            60,000/20,000         $  531,350/$185,050




(1) Of which 83,750 have been transferred to children.

   Long-Term Incentive Plan -- Awards in Last Fiscal Year (ended 12/31/97)(1)





                           Number of      Performance          Estimated Future Payouts under
                           Shares,        or Other             Non-stock Price-based Plans
                           Units or       Period until
                           Other          Maturation or
Name                       Rights         Payout               Threshold        Target      Maximum

--------------------------------------------------------------------------------------------------

Gordon W. Kreh             (1)            1997-1999              3,319          4,367        6,987
Saul L. Basch              (1)            1997-1999              1,291          1,698        4,075
Michael L. Downs           (1)            1997-1999              1,291          1,698        4,075
John J. Kelley             (1)            1997-1999              1,291          1,698        4,075
Robert C. Walker           (1)            1997-1999              1,127          1,482        3,558



(1) This table reflects the schedule of awards established by the Human Resources Committee at the beginning of 1997 and represents the potential number of Performance Contingent Units that may be awarded to participants for the 1997-1999 Performance Period for the indicated levels of performance. If shareholders approve the amended Long-Term Incentive Plan as described beginning on page 19, participants will forfeit any right to awards that would have been determined in accordance with the foregoing schedule. A detailed description of the plan as in effect prior to amendment is contained in the Human Resources
Committee Report on Executive Compensation on page 8. The actual number of performance units awarded at the end of a performance period, if any, is not yet determinable because the number of units earned is based on Company performance during the Performance Period. If the proposed amended and restated plan is adopted, the revised plan will be implemented with two shorter initial performance periods as explained beginning on page 19. The award schedules for these periods had not yet been determined as of the date of preparation of this Proxy Statement, but will be determined within the time limit set forth in the revised plan.

Both the current and revised plan provide that if threshold, target or maximum goals are reached, payouts of Performance Contingent Unit Awards under the plan will be made in shares of Company common stock (which may be restricted shares) or their corresponding cash value at the end of a Performance Period. Performance Contingent Unit Awards are prorated for length of service during a Performance Period, and for varying degrees of performance between the threshold and maximum levels of performance. (For the Performance Period that ended on December 31, 1997, payouts were made in shares of restricted stock as indicated in the Summary Compensation Table located on page 12).


Retirement Plans

The following table shows the estimated annual amounts payable on a life annuity basis to a participant retiring on 12/31/97 at age 65 under the Company's qualified defined benefit pension plan based on compensation that is covered under the plan and years of service with the Company. The table also includes amounts payable under nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain
Internal Revenue Code limitations on qualified plan benefits. All of the executives named in the Summary Compensation Table participate in these plans. (A small portion of Mr. Kreh's annual retirement benefit shown in the table will be paid from The Boiler Inspection and Insurance Company of Canada's retirement plan based on Mr. Kreh's initial service and earnings with that affiliate.)


                                      Years of Service

Final
Average
Earnings          5               10              15            20               25              30                   35
--------          -               --              --            --               --              --                   --

  200,000       15,267           30,534         45,802         61,069          76,337           82,337              88,337

  300,000       23,267           46,534         69,802         93,069         116,337          125,337             134,337

  400,000       31,267           62,534         93,802        125,069         156,337          168,337             180,337

  500,000       39,267           78,534        117,802        157,069         196,337          211,337             226,337

  600,000       47,267           94,534        141,802        189,069         236,337          254,337             272,337

  700,000       55,267          110,534        165,802        221,069         276,337          297,337             318,337

  800,000       63,267          126,534        189,802        253,069         316,337          340,337             364,337

  900,000       71,267          142,534        213,802        285,069         356,337          383,337             410,337

1,000,000       79,267          158,534        237,802        317,069         396,337          426,337             456,337

1,100,000       87,267          174,534        261,802        349,069         436,337          469,337             502,337

1,200,000       95,267          190,534        285,802        381,069         476,337          512,337             548,337

1,300,000      103,267          206,534        309,802        413,069         516,337          555,337             594,337

1,400,000      111,267          222,534        333,802        445,069         556,337          598,337             640,337

1,500,000      119,267          238,534        357,802        477,069         596,337          641,337             686,337


Benefits payable under the Company's Retirement Plan are based on the average of the participant's highest three consecutive years of earnings in the 5-year period before retirement, and on years of service. Earnings covered under the plan include compensation listed in the Summary Compensation Table under the "Salary", "Bonus", "Restricted Stock Awards" and "LTIP Payouts" columns. (Restricted stock awarded under the Company's stock option plans that vested prior to December 31, 1996 is included in the definition of earnings under the plan based on the stock's value on the vesting date. Restricted stock awarded under the Company's Long-Term Incentive Plan is included as earnings under the plan in the year the shares are awarded, based on the fair market value of the shares on the award date.) Credited years of service as of December 31, 1997 for the individuals named in the Summary Compensation Table is as follows: Mr. Kreh, 27 years; Mr. Basch, two years; Mr. Downs, 25 years; Mr. Kelley, 26 years; and Mr. Walker, four years.

     In addition, the executive officers named in the Summary Compensation Table are covered under a supplemental retirement/death benefit program. Under this program, if the executive officer should die prior to his retirement, his beneficiary will be entitled to an annual death benefit equal to 50% of the executive's base salary for fifteen years. At retirement, the executive is entitled to an annual retirement supplement equal to 35% of his base salary for fifteen years. An executive's right to this benefit vests over a five-year period, beginning on the date he is appointed an executive officer.

Employment Arrangements

     The members of the Board of Directors believe that it is in the best interests of the shareholders for the Company to have employment agreements with each of the executive officers named in the Summary Compensation Table (and certain other key employees) to (i) encourage them to remain in the Company's employ during the uncertain times which attend a threatened or actual change in control of the Company; and (ii) provide specified benefits in the event of certain terminations unrelated to a change in control event. Under the terms of the agreements, generally, a change in control shall be deemed to have occurred if (i) any person acquires securities of the Company representing 25% or more of the Company's then outstanding securities; (ii) current directors and those replacement or additional members of the Board subsequently approved by a vote of at least two-thirds of the Board, cease to make up at least two-thirds of the Board; (iii) a merger or consolidation of the Company occurs such that the shareholders of the Company prior to such merger own less than 60% of the surviving corporation; or (iv) a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company occurs. A threatened change in control shall be deemed to have occurred if (i) the Company enters an agreement, which if consummated would result in a change in control; (ii) the Company or any person announces an intention to take actions which if consummated would constitute a change in control; (iii) any person acquires securities of the

Company representing 10% or more of the Company's then outstanding securities; or (iv) the Board determines that a threatened change in control has occurred.

     Upon a change in control, the following will occur: (i) under the Company's Long-Term Incentive Plan, the fair market value of Performance Contingent Units allocated to the executive for each three-year Performance Period within which the date of the change in control falls, prorated for actual service within each Performance Period prior to such date, will be paid, and the restrictions on any shares of restricted stock awarded will lapse and any amounts deferred will be paid; (ii) under the Company's Short-Term Incentive Plan, an award will be paid calculated as though target performance was achieved for the year within which the change in control occurs; and (iii) under the Company's Stock Option Plan, all stock options outstanding on the date of the change in control will become immediately exercisable and the restrictions on any restricted stock previously awarded will lapse.

     If an executive's employment with the Company is terminated within the term of the agreement following a change in control or, under certain circumstances, a threatened change in control, other than for cause or resignation (other than for good reason, which means termination as a result of, among other things, the involuntary assignment of such executive to duties inconsistent with the executive's position prior to such event or a reduction of the executive's current compensation or benefits), the executive becomes entitled to the following: (i) three times the sum of the executive's base salary in effect at the time of such event and the three-year average of sums paid to the executive under the Company's Short-Term and Long-Term Incentive Plans; (ii) a fully vested supplemental retirement benefit, as described above under Retirement Plans; (iii) credit for an additional three years of service under the Company's retirement plans; (iv) three years of welfare benefits provided at the Company's then current subsidy rate; (v) reimbursement of any costs incurred by the executive to enforce the agreement; (vi) outplacement services; and (vii) payment to the executive equal to the amount of any excise tax imposed upon the executive with respect to the foregoing payments as a result of the occurrence of such event.

     The agreements also provide certain severance benefits in the event that the Company terminates the employment of the executive other than for cause or in connection with a change in control. In such event, the executive would be entitled to receive severance payments in installments over a period of two years equal to two times the executive's base salary, outplacement services and reimbursement of any costs incurred to enforce the agreement if the executive is successful in such effort.

     The Company has established a trust (which would be funded upon a threatened change in control) pursuant to which payments under these agreements and certain other benefit plans will be paid in the event of a threatened or actual change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are none.

                          TRANSACTIONS WITH MANAGEMENT

     Fleet Financial Group, of which Mr. Alvord served during 1997 as a director, performed various services for the Company in 1997, among which were acting as the trustee for the Company's Retirement Plan and Employee Stock Ownership Plan. The Company and certain of its subsidiaries also maintained various accounts with Fleet Financial Group during 1997. In the opinion of the Company, the fees for these services were comparable to those charged by other financial institutions. The Company and its subsidiaries maintain banking relationships with various other financial institutions.

     The Company has committed to invest $2 million as a limited partner in a private equity limited partnership which invests principally in targeted businesses in the financial services industry. Mr. Alvord is a major equity owner of the limited liability company which serves as the general partner of the partnership.

                               PERFORMANCE GRAPHS

     The following two line-graphs compare cumulative, five-year and ten-year total shareholder returns on Company common stock on an indexed basis with the S&P 500 Stock Index and the S&P 500 Property/Casualty Insurance Index, based on an initial investment on December 31, 1992 and December 31, 1987, respectively, of $100, assuming that all dividends, if any, were reinvested.



                                1992    1993      1994     1995    1996    1997
--------------------------------------------------------------------------------

HSB Group, Inc.                 100    79.38     74.47    98.14   95.57  119.04
S & P Insurance
  (Property/Casualty) - 500     100    98.23    103.04   139.51  169.53  246.60
S & P 500                       100   110.08    111.53   153.45  188.68  251.63



                       1987     1988     1989      1990      1991      1992      1993      1994      1995      1996      1997
------------------------------------------------------------------------------------------------------------------------------------

HSB Group, Inc.        100     166.07   249.90     235.51    287.40    303.14   240.62     225.73   297.50    289.71    360.85
S & P 500              100     116.61   153.56     148.79    194.12    208.91   229.97     233.00   320.56    394.16    525.67
S & P Insurance
 (Property/
  Casualty) - 500      100     103.02   150.61     147.17    184.25    215.77   211.95     222.33   301.03    365.78    632.10



                                   PROPOSAL 2

           PROPOSAL TO AMEND AND RESTATE THE SHORT-TERM INCENTIVE PLAN

     The Short-Term Incentive Plan provides for annual incentive awards to officers of the Company, including the executives, provided certain performance measures are achieved. The plan is intended to provide an additional incentive for officers of the Company to make significant contributions to the performance and growth of the Company, and to attract and retain in the employ of the Company employees of exceptional ability.

     The Board of Directors has adopted, subject to shareholder approval, an amended Short-Term Incentive Plan to be effective January 1, 1998. The revised Short-Term Incentive Plan has been designed to qualify certain payments to participants under the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code. The plan has not been previously approved by shareholders.

     In the event that the revised Short-Term Incentive Plan is not approved by shareholders, awards would continue to be determined in accordance with the current plan as in effect prior to amendment; therefore, a portion of such awards may not be deductible to the Company to the extent that (when combined with other non-exempt compensation) they exceed the limit set forth in Section 162(m) of the Internal Revenue Code.

     The  following  is a  summary  of the  material  features  of  the  amended
Short-Term Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the plan which has been filed electronically with the Securities and Exchange Commission as an appendix to this Proxy Statement. If approved by shareholders at the 1998 Annual Meeting, the amended Short-Term Incentive Plan will become effective as of January 1, 1998.

Administration

     The plan is administered by the Human Resources Committee of the Board (the "Committee"). The Committee has the authority to designate officers and employees to whom awards may be granted and to determine the terms and conditions of any such awards. The Committee has the authority to adopt guidelines for carrying out the plan as it may deem appropriate, and is authorized to interpret the terms of the plan.

Eligibility

     All officers of the Company (other than any officer who is the chief executive officer of any direct or indirect subsidiary of the Company and is a participant in the bonus plan of such subsidiary, or any individual expressly excluded by the Committee) are eligible under the plan. The Committee also has the authority to designate certain other key employees of the Company as participants in the plan. The number of individuals currently eligible to participate in the plan is twelve.

Plan Features

     Under the revised plan, at the beginning of each year, the Committee will establish target awards based on the Company achieving a certain level of Net Income Per Share ("formula awards"). Net income is defined as after-tax income per share, consolidating all subsidiaries, inclusive of realized capital gains and losses. The Committee will have the authority to exercise discretion to reduce (but not increase) the final amount of any formula awards to "covered employees" (the executives named in the compensation table) based on criteria such as individual and Company performance. Formula awards made to covered employees are designed to meet the requirements of Section 162(m) of the Code regarding performance-based compensation. The Committee will also have the ability to make discretionary non-formula awards to participants under the plan that will not meet Section 162(m) requirements, in order for the Board to preserve flexibility to reward individuals for extraordinary achievements not contemplated at the time a schedule was established for formula awards. The actual award amounts that will be granted to specific individuals in the future is not presently determinable.

     For a formula award under the plan to be deductible under Section 162(m), the plan must include a dollar limit payable to a participant for a plan year. The Board has set this limit at $2 million for formula awards. The limit for formula awards under the revised plan has been set higher than the level at which awards have been made under the plan in the past, and the Committee does not currently expect to significantly increase the level of awards to be made under the plan in the future. The significant dollar limit and the provision permitting non-formula discretionary awards were included in the revised plan in order to achieve tax deductibility for awards in most cases and still preserve flexibility for the Board to reward achievements related to non-recurring extraordinary events. The plan as in effect prior to amendment contained a percentage of salary limitation but no specific dollar limitation. The plan also provides that the Committee may require deferral of, or may permit a participant to elect to defer, all or part of an award. The deferral of an award until retirement could, for example, be required by the Committee in order to enable such a payment to be tax deductible by the Company at the time it is paid out to a retired employee. Payment of awards may be made in the form of stock (which may be restricted), stock units or cash. The maximum number of shares of common stock which are authorized for delivery to participants under the plan is 250,000.

Amendment of the Plan

     Under the terms of the plan, the Committee is permitted to amend, suspend or discontinue the plan subject to any requirement for shareholder approval imposed by applicable law.

Shareholder Vote Required for Approval

     Approval of Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal. The Board of Directors unanimously recommends a vote FOR Proposal 2.



                                   PROPOSAL 3

           PROPOSAL TO AMEND AND RESTATE THE LONG-TERM INCENTIVE PLAN

     The current Long-Term Incentive Plan was approved by shareholders on April 18, 1995 and is scheduled to expire on December 31, 1998. The purpose of the plan is to provide incentives for executives of the Company to increase the earnings of the Company on a long-term basis; to attract and retain in the employ of the Company individuals of outstanding abilities; and to more closely align the interests of executives with shareholders of the Company. The plan has been designed to qualify certain payments to participants under the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     The Board of Directors of the Company adopted, subject to shareholder approval, several amendments to the plan, including the following significant changes, to be effective January 1, 1998: an extension of the term of the plan to December 31, 2003; an increase in the number of shares available for delivery to participants thereunder to 250,000; an increase in the maximum amount payable to a participant with respect to Performance Contingent Awards for a Performance Period to $2 million; a provision for the Committee to make non-formula discretionary awards; and a modification to the Performance Period definition to permit the Committee to set Performance Periods of three years or such other period as the Committee may determine. Based on significant transactions entered into by the Company during 1997 including changes to its capital structure, as discussed in the 1997 Annual Report, the Board determined that the previously established schedules for Performance Periods ending in 1998 and 1999 were no longer relevant or appropriate. As a result, if the plan as amended is approved by shareholders at the 1998 Annual Meeting, executives will waive any rights under the previous award schedules and the revised plan will be implemented with two shorter initial Performance Periods which will end in 1998 and 1999.

     By approving the amended Long-Term Incentive Plan, shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on certain awards contained therein, and the authorization of an additional 100,000 shares of common stock of the Company for delivery to participants under the plan. In the event that the revised Long-Term Incentive Plan is not approved by shareholders, tax-deductible formula awards would continue to be determined in accordance with the current plan as in effect prior to amendment and the Board would consider making potentially non-deductible awards in recognition of the Company changes referred to above.

     The following is a summary of the material features of the Long-Term Incentive Plan, as amended. This summary is qualified in its entirety by reference to the complete text of the plan which has been filed electronically with the Securities and Exchange Commission as an appendix to this Proxy Statement. If approved by shareholders at the 1998 Annual Meeting, the amended Long-Term Incentive Plan will become effective as of January 1, 1998 and will expire on December 31, 2003.

Administration

     The plan is administered by the Human Resources Committee of the Board (the "Committee"). The Committee has the authority to designate officers and employees to whom awards may be granted and to determine the terms and conditions of any such awards. The Committee has the authority to adopt guidelines for carrying out the plan as it may deem appropriate, and is authorized to interpret the terms of the plan.

Eligibility

     All Senior Officers of the Company (presently defined as Chief Executive Officer, President, Executive Vice President, Senior Vice President, Corporate Secretary and Treasurer), other than any individual expressly excluded by the Committee, are eligible under the plan. The Committee also has the authority to designate certain other officers or key employees of the Company as participants in the plan. The number of individuals currently eligible to participate in the plan is seven.

Plan Features

     Performance Periods are defined as periods of three consecutive years beginning each January 1 or such other period as the Committee may specify. Prior to or within ninety days following the commencement of each Performance Period, the Committee shall establish in writing, for each participant (or for all participants as a group), specific objective Performance Goals for Performance Contingent Awards based on one or more of the following Performance
Measures: combined ratio; expense ratio; net income per share; return on equity; total shareholder return; return on assets; revenues; operating margin; increase in book value; and market share. For each Performance Goal, an award schedule of Performance Contingent Units is established for minimum, target and maximum attainment of such goal, based on a percentage of a participant's base salary rate (adjusted for any promotional increases during the Performance Period) divided by the average of the high and low trading prices of Company common stock on the first trading date of the Performance Period. Performance Contingent Units are defined as the right to receive up to 100% of the value of shares of common stock of the Company, which value may be paid in share units, shares (including restricted shares) of common stock of the Company or cash as determined by the Committee.

     The actual Performance Contingent Award to be paid to a participant under the schedule described above at the conclusion of the Performance Period shall be based on the level of attainment of the Performance Goals established for such period. Performance Contingent Awards are prorated for actual length of service during the Performance Period. Following the end of a Performance Period, the Committee shall ascertain and certify in writing whether and the degree to which the Performance Goals for such period have been met. Any payments shall be made in cash, in share units or shares of Company common stock (which may either be restricted or not), as determined by the Committee. At the discretion of the Committee, dividend equivalents may be paid in conjunction with payouts made under the plan, equal to the amount of cash dividends that would have been paid during the Performance Period with respect to an award of Performance Contingent Units if the award had been made in Company common stock. The Committee shall have the authority to reduce Performance Contingent Awards otherwise payable to participants but shall not have the authority to increase any Performance Contingent Award calculated under the terms of the award schedule. Performance Contingent Awards made pursuant to the schedule described above are designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation. The Committee will also have the ability to make discretionary awards to participants under the plan that will not meet Section 162(m) requirements, as the Board has determined that it is in the best interests of the Company to preserve flexibility to reward executives for achievements related to extraordinary events not contemplated at the time the schedule is established for Performance Contingent Awards. The actual amounts that will be granted under the plan to specific individuals in the future is not presently determinable.

     For a Performance  Contingent  Award under the plan to be deductible  under
Section 162(m), the plan must include a dollar limit payable to a participant for a plan year. The Board has set this limit at $2 million for Performance Contingent Awards. The limit for Performance Contingent Awards under the revised plan has been set higher than the level at which awards have been made under the plan in the past, and the Committee does not currently expect to significantly increase the level of awards to be made under the plan in the future. The limit was increased to $2 million and the provision permitting non-formula discretionary awards was included in the revised plan in order to achieve tax deductibility for awards in most cases and still preserve flexibility for the Board to reward achievements related to non-recurring extraordinary events. The plan also provides that the Committee may require deferral of, or may permit a participant to elect to defer, all or part of an award. The deferral of an award until retirement could, for example, be required by the Committee, in order to enable such a payment to be tax deductible by the Company at the time it is paid out to a retired employee.

Amendment of the Plan

     Under the terms of the plan, the Committee is permitted to amend, suspend or discontinue the plan subject to any requirement for shareholder approval imposed by applicable law.

Shareholder Vote Required for Approval

     Approval of Proposal 3 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal. The Board of Directors unanimously recommends a vote FOR Proposal 3.




                                   PROPOSAL 4

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the firm of Coopers & Lybrand L.L.P. be appointed as independent public accountants for the Company for the year ending December 31, 1998. Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since 1965.

     Representatives of Coopers & Lybrand L.L.P. will be present at the meeting to make a statement if they wish to do so, and will be available to respond to appropriate questions raised by shareholders.

     Unless otherwise directed, the shares represented by the enclosed proxy card will be voted for the appointment of Coopers & Lybrand L.L.P. as independent public accountants for 1998. Approval of Proposal 4 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal.

     The Board of Directors unanimously recommends a vote FOR Proposal 4.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     Shareholders who wish to submit written proposals for possible inclusion in next year's proxy statement must make certain that they are received no later than November 6, 1998. Proposals should be sent to the Corporate Secretary, HSB Group, Inc., One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024.

                    OTHER BUSINESS TO COME BEFORE THE MEETING

     The management does not know of any matters to be presented for consideration at the meeting other than the matters described in the Notice of Annual Meeting; but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. Shareholders desiring to nominate persons for election as directors or to bring other business before shareholders at the meeting must provide the appropriate written notice required by the Company's Bylaws, copies of which are available upon request to the Corporate Secretary of the Company.

                        ADDITIONAL INFORMATION AVAILABLE

     THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY RECEIVE A COPY OF THE 10-K BY SENDING A WRITTEN REQUEST TO THE OFFICE OF THE TREASURER, HSB GROUP, INC., ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024.

                               By Order of the Board of Directors,


                               R. K. PRICE
                               Corporate Secretary



                    Printed on recycled paper                         750-PS-97

                                                                      Appendix A

                                        As amended and restated effective 1/1/98

                    HSB GROUP, INC. SHORT-TERM INCENTIVE PLAN


1.   Purpose of Plan

The purposes of this Plan are: (a) to provide an additional incentive for officers and other selected key employees to make significant contributions to the performance and growth of the Company, and (b) to attract and retain in the employ of the Company persons of exceptional ability.


2.   Definitions

     As used in the Plan, the following terms shall have the meanings set forth below:

     a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     b)   "Award" shall mean any award payable under this Plan.

     c) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     d)   "Board" shall mean the Board of Directors of the Company.

     e) "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph
          (iii) below; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 23, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 23, 1996 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     f)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     g) "Committee" shall mean the Human Resource Committee of the Board or any future committee of the board performing similar functions.

     h) "Company" shall mean HSB Group, Inc. and, except in determining under this Plan whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes this Plan by operation of law, or otherwise.

     i) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m) of the Code.

     j) "Disability" shall mean any condition which would entitle an employee of the Company to receive benefits under the Company's Long-Term Disability Plan.

     k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     l) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Shares as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Shares, for the next preceding date for which a quotation is available. If the Company's Shares are not then listed on the NYSE, Fair Market Value shall be reasonable determined by the Committee in its sole discretion.

     m) "Net Income" shall mean after-tax income per share, before cumulative effect of accounting changes, as determined under generally accepted accounting principles, consolidating all subsidiaries and inclusive of realized capital gains and losses.

     n) "Participant" shall mean an employee of the Company to whom an award has been made under the Plan.

     o) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     p)   "Plan" shall mean the HSB Group, Inc. Short-Term Incentive Plan.

     q)   "Plan Year" shall mean a calendar year.

     r)   "Retirement"   shall  mean  the   termination   of  employment   under
          circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan.

     s)   "Shares" shall mean the Common Stock of the Company.

     t) "Stock Grant" shall mean a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future subject to such conditions and restrictions as the Committee shall determine at the time of grant.

     u) "Target Award" shall mean an Award level that may be paid if a certain level of Net Income is achieved for a Plan Year.


3.   Administration of the Plan

The Plan shall be administered by the Committee as defined herein. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Such guidelines shall be consistent with the Plan and may include, but need not be limited to, the size and terms of awards to be made and the conditions for payment of such awards. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by a vote of a majority of the disinterested members of the Board of Directors.


4.   Eligibility for Awards

Any employee who is an Officer of the Company (other than any Officer who is the chief executive officer of any Affiliate of the Company and is a participant in the annual bonus plan of such subsidiary, or any individual expressly excluded by the Committee) on or prior to December 31 of each Plan Year is eligible to participate in the Plan and receive an Award pursuant to Section 5 except as provided in Section 6. The Committee may in its discretion designate other key employees to participate in the Plan. Eligibility will be determined at the close of each Plan Year.


5.   Basis of Awards

At the beginning of each Plan Year, the Committee shall establish Target Awards and the level of Net Income which must be achieved for a Plan Year in order for Target Awards to be payable to Participants. The maximum amount of any Award to be paid to a Participant under the Plan is $2,000,000. The Committee shall have the sole authority to determine the amount of any Award within the above maximum for each Participant. In determining such Award, the Committee shall consider the contribution made by the Participant towards achievement of the Net Income and such other factors as the Committee considers appropriate.


6.   Awards to Covered Employees

     a) If the Committee determines at the time that a Target Award is established for a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction for such Award, a Covered Employee, then the Committee may provide that this Section 6 is applicable to such Award under such terms as the Committee shall determine.

     b) If an award is subject to this Section 6, then the level of Net Income which must be achieved for a Plan Year will be established by the Committee within 90 days of the beginning of a Plan Year or within such other time period set forth under Section 162(m) of the Code or any regulations thereunder in order for such level to be considered "pre-established".

     c) The Committee may, in its discretion reduce the Award payable to a Covered Employee at any time prior to payment based on such criteria it may establish. Notwithstanding any provision in this Plan to the contrary, the Committee may not adjust upwards the amount payable pursuant to any award subject to this Section 6, nor may it waive the achievement of Net Income pre-established by the Committee pursuant to this Section 6 except in the case of a Participant who no longer is a Covered Employee at the time such award is paid.

     d) Prior to the payment of any Award to a Covered Employee pursuant to this Section 6, the Committee shall certify in writing that the Net Income level applicable to such Award has been met.

     e) The Committee shall have the power to impose such other restrictions on awards subject to this Section 6 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of section 162(m) of the Code, and any regulations thereunder.


7.   Timing and Form of Payment of Awards

The Committee will have the sole discretion to determine the form of payment of an Award for each Participant. Awards may be payable in cash or in the form of a Stock Grant, or a combination of the foregoing and shall be subject to such other conditions and restrictions as the Committee shall establish.


8.   Deferral of Payment

     a) A Participant may, with permission of the Committee elect to defer receipt of all or a specified part of any Award. Such an election shall be subject to such terms and conditions as are prescribed by the Committee. Deferral elections are irrevocable and must be made during the time period and in the manner prescribed by the Committee.

     b) To the extent that the Committee, in its discretion, determines that the payment of an Award would not be deductible by the Company pursuant to Section 162(m) of the Code, the Committee may defer payment of all or the non-deductible portion of such Award until such time as such amount would be deductible. The terms and conditions of any such deferral shall be prescribed by the Committee.

     c) The right of a Participant to receive any unpaid portion of any amount deferred hereunder shall be an unsecured claim against the general assets of the Company.


9.   Tax Withholding

The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any tax withholding requirements or to deduct from any payments made pursuant to the Plan amounts sufficient to satisfy tax withholding requirements.


10.  No Right to an Award or Continued Employment

     a) Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors will constitute the granting of an Award hereunder. The granting of an Award pursuant to the Plan will take place only when authorized by the Committee. No Award and no rights of ownership thereunder will be transferable otherwise than pursuant to Section 12. There is no obligation imposed on the Committee for uniformity of treatment of Participants under the Plan.

     b) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.  Rights on Termination of Employment

     a) If a Participant in this Plan shall terminate employment with the Company on account of death, Retirement or Disability or otherwise terminates employment with the written consent of the Committee prior to the end of any Plan Year in respect of which such Participant may be eligible for an Award, the amount of the award, if any, payable to the Participant or his or her beneficiary, shall be prorated based upon the number of full and partial months of employment within such Plan Year.

     b) A Participant whose employment terminates by dismissal with or without cause, or who voluntarily terminates his or her employment without consent prior to the expiration of a Plan Year, will not be entitled to receive an award under the Plan. Notwithstanding the foregoing, a Participant whose employment terminates within two years following a Change in Control and prior to the end of any Plan Year shall be entitled to receive an Award as though such termination was with the written consent of the Committee.

     c) In no event shall an Award or a portion thereof, the payment of which has been deferred pursuant to Section 8 be subject to forfeiture.


12.  Designation of Beneficiary

A Participant may file with the Corporate Secretary of the Company a designation of a beneficiary or beneficiaries on the appropriate form, which designation may be changed or revoked by the Participant's sole action, provided that the change or revocation is filed with the Corporate Secretary. In case of the death of the Participant, before or after termination of employment, any Award to which he or she is entitled and any deferred portions of a deceased Participant's Award shall be delivered to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such Participant, will be delivered to, or in accordance with the directions of, the executor or administrator of such Participant's estate.


13.  Change in Control

     a) In the event of a Change in Control of the Company, this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto and no transaction or series of transactions shall have the effect of reducing or canceling the Award of a Participant that has been declared but not paid unless consented to in writing by such affected Participant.

     b) As soon as practicable following a Change in Control, a Participant shall be paid a lump sum amount in cash equal to the Target Award payable to the Participant (in lieu of any other award payable hereunder for the Plan Year within which the Change in Control occurs) and any Awards previously deferred in accordance with Section 8 hereof, plus interest accrued thereon up until the date of payment.

     c) Upon a Change in Control the restrictions and deferral limitations and other conditions applicable to any Stock Grant made pursuant to
          Section 7 shall lapse as of the date of such Change in Control.


14.  Unfunded Obligations; Trust Agreement

     a) The Company will pay from its general assets all awards to be made hereunder. However, the Company may in its discretion establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

     b) Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a Participant's favor and a Participant's rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.


15.  Assignment and Alienation

Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If any Participant or beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Committee, cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such Participant, his or her beneficiary, spouse, children, other dependents or any of such individuals, in such proportion as the Committee may deem proper.


16.  Modification or Termination of the Plan

     a) The Committee may at any time terminate or from time to time modify or suspend, and if suspended, may reinstate any or all of the provisions of this Plan, subject to any requirement for shareholder approval imposed by applicable law, except that no modification of this Plan may be made which will adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

     b) The Corporate Secretary of the Company shall be authorized to make minor or administrative changes in the Plan or changes required by or made desirable by law or government regulation.


17.  Other Plans and Special Awards

     a) Nothing contained in this Plan shall prohibit the Committee or the Board from granting other awards or establishing other incentive compensation plans providing for the payment of incentive compensation to employees, including Participants.

     b) Notwithstanding Section 6 and the intention of the Committee to maintain tax deductibility of awards granted hereunder to Covered Employees pursuant to Section 162(m) of the Code, the Committee reserves the right to grant awards which do not meet the requirements of Section 162(m) as to deductibility (for example, awards based on measures other than Net Income or otherwise not established in accordance with Section 6 ) in order to recognize unanticipated business conditions or events which have, or are expected to have, a significant effect on the Company.



18.  Shares Subject to the Plan

     a) Subject to Section 18 ( b), the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 250,000. Any Shares covered by a Stock Grant which are subsequently forfeited, withheld to cover tax withholding or settled in cash shall be deemed to have not been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     b) In the event of any change in the Shares of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares, the number of Shares covered by a Stock Grant which have not been delivered, and the number of Shares which may be delivered hereunder, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the awards and rights granted or made available to Participants hereunder. Any fractional Shares resulting from such adjustments shall be eliminated.


19.  Effective Date

This Plan as amended and restated shall be effective as of January 1, 1998, subject to approval by shareholders at their annual meeting in 1998, and shall remain in effect until such time as it shall be terminated by the Committee.

                                      As Amended and restated effective 1/1/98


                                 HSB GROUP, INC.
                            LONG-TERM INCENTIVE PLAN

1.   Purposes of Plan

     The purposes of this Plan are: (a) to provide an additional incentive for Senior Officers and other selected key employees to increase the earnings of the Company on a long-term basis; (b) to attract and retain in the employ of the Company persons of outstanding abilities; and (c) to more closely align the interests of the Senior Officers and other selected key employees with those of the shareholders of the Company.

2.   Definitions

     (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     (b) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     (c)  "Board" shall mean the Board of Directors of the Company.

     (d) "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph
          (iii) below; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 23, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 23, 1996 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Committee" shall mean the Human Resource Committee of the Board or any future committee of the Board performing similar functions.

     (g) "Company" shall mean HSB Group, Inc. and, except in determining under this Plan whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes this Plan by operation of law, or otherwise.

     (h) "Disability" shall mean any condition which would entitle an employee of the Company to receive benefits under the Company's Long-Term Disability Plan.

     (i) "Dividend Equivalent" shall mean an amount equal to the cash dividends that would have been paid with respect to an award of Performance Contingent Units paid hereunder if the award constituted Stock, duly issued and outstanding on the date on which a dividend is payable on the Shares.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Shares as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Shares, for the next preceding date for which such a quotation is available. If Company Shares are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee in its sole discretion.

     (l) "Participant" shall mean an employee of the Company to whom an award has been made under the Plan.

     (m) "Performance Contingent Award" shall mean an award of Performance Contingent Units.

     (n) "Performance Contingent Unit" shall mean the right to receive up to 100% of the value of Shares, which value may be paid in cash or a Stock Grant, as determined by the Committee, contingent upon the achievement of Performance Goals established by the Committee.

     (o) "Performance Goals" shall mean specific levels of one or more Performance Measures at a corporate and/or business unit level established in writing by the Committee for a particular Performance Period.

     (p)  "Performance Measures" shall mean any of the following:
                  - Insurance Combined Ratio
                  - Expense Ratio
                  - Net Income Per Share
                  - Return on Equity
                  - Total Shareholder Return
                  - Return on Assets
                  - Revenues
                  - Operating Margin
                  - Increase in Book Value
                  - Market Share

     (q) "Performance Period" shall mean a three-year period, or such other period established by the Committee during which any Performance Goals set by the Committee with respect to a Performance Contingent Award are to be measured.

     (r) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     (s)  "Plan" shall mean the HSB Group, Inc. Long-Term Incentive Plan.


     (t)  "Retirement"   shall  mean  the   termination   of  employment   under
          circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan.

     (u)  "Shares" shall mean the Common Stock of the Company.

     (v) "Stock Grant" shall mean a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future subject to such conditions and restrictions as the Committee shall determine at the time of grant.


3.   Administration of the Plan

     The Plan shall be administered by the Committee as defined herein. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside director" within the meaning of
     Section 162(m) of the Code. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Such guidelines shall be consistent with the Plan and may include, but need not be limited to, the size and terms of awards to be made and the conditions for payment of such awards. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by a vote of a majority of the disinterested members of the Board of Directors.

4.   Shares Subject To the Plan

     Subject to Section 9 of the Plan the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 250,000. Any Shares covered by a Stock Grant which are subsequently forfeited, withheld to cover tax withholding or settled in cash shall be deemed to have not been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.


5.   Eligibility

(a) All Senior Officers of the Company (presently defined as Chief Executive Officer, President, Executive Vice President, Senior Vice President, Corporate Secretary, Treasurer, General Counsel, and Chief Financial Officer) other than any individual expressly excluded by the Committee, are eligible to participate in this Plan. An individual who is elected by the Board as a Senior Officer following the commencement of a Performance Period shall, unless otherwise determined by the Committee, be eligible for an award for such Performance Period(s) based on such individual's Base Salary in effect at the time of such election, and prorated for the number of full months within such Performance Period that such individual was a Senior Officer.

     (b) The Committee, in its sole discretion, may designate from time to time certain other officers or key employees of the Company, its affiliates and subsidiaries who may participate in this Plan.

6.   Establishment of Performance Goals and Performance Contingent Awards

     (a) Prior to or within ninety days (or such shorter period as is required under Section 162(m) of the Code) following the commencement of each Performance Period, the Committee shall establish in writing for each Participant, or all Participants as a group, specific Performance Goals based on one or more Performance Measures. For each Performance Goal an award schedule of Performance Contingent Units shall be established for minimum, target and maximum attainment of such goal. The actual Performance Contingent Award to be paid to a Participant at the conclusion of the Performance Period shall be based on the level of attainment of the Performance Goals established for such period. The Committee may designate that Performance Contingent Awards shall be credited with Dividend Equivalents during the Performance Period which shall be paid when and if such awards are paid.

     (b) After Performance Goals have been established, they shall not be modified in respect to the Performance Period to which they relate.

7.   Payment of Performance Contingent Awards and Dividend Equivalents

     (a) Following the end of a Performance Period, the Committee shall ascertain and certify in writing whether and the degree to which the Performance Goals for such period have been met. A Participant shall be entitled to receive payment of an amount not exceeding the Fair Market Value of the maximum award of Performance Contingent Units established by the Committee pursuant to Section 6 hereof based upon the level of attainment of the Performance Goals determined by the Committee. The Committee shall have the authority to reduce the award of any Participant even if the Performance Goals attributable to such award have been met. The Committee shall have no authority hereunder to increase any award calculated under this Plan, except in accordance with Section 16.

     (b) As soon as practicable following certification by the Committee pursuant to Section 7(a), payment of awards to Participants shall be made. Payments shall be made in cash, a Stock Grant or a combination of the foregoing as prescribed by the Committee and shall be subject to such other conditions and restrictions as the Committee shall establish.


     (c) Payment of any award of Dividend Equivalents shall be made at the same time as payment of the Performance Contingent Award to which it relates and shall be made in cash or a Stock Grant as prescribed by the Committee.

     (d) The maximum aggregate Fair Market Value of Performance Contingent Units (determined as of the first trading day of the Performance Period) and Dividend Equivalents which may be awarded to any Participant for any Performance Period shall not exceed $2 million.

8.   Deferral of  Payment

     (a) A Participant may, with permission of the Committee elect to defer receipt of all or a specified part of any Performance Contingent Award and related Dividend Equivalents. Such an election shall be subject to such terms and conditions as are prescribed by the Committee. Deferral elections are irrevocable and must be made during the time period and in the manner prescribed by the Committee.

     (b) To the extent that the Committee, in its discretion, determines that the payment of a Performance Contingent Award would not be deductible by the Company pursuant to Section 162(m) of the Code, the Committee may defer payment of all or the non-deductible portion of such award until such time as such amount would be deductible. The terms and conditions of any such deferral shall be prescribed by the Committee.

     (c) The right of a Participant to receive any unpaid portion of any amount deferred hereunder shall be an unsecured claim against the general assets of the Company.

9.   Adjustments in the Event of Change in Common Stock of the Company

     In the event of any change in the Shares of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares, the number of Performance Contingent Units awarded which have not been paid and the number of Shares covered by a Stock Grant which have not been delivered, and the number of Shares which may be delivered hereunder, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the awards and rights granted to, or available for Participants hereunder. Any fractional shares resulting from such adjustments shall be eliminated.

10.  No Right to an Award or Continued Employment

     (a) Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors will constitute the granting of an award hereunder. The granting of an award pursuant to the Plan will take place only when authorized by the Committee. No award and no rights of ownership thereunder will be transferable otherwise than pursuant to Section 12. There is no obligation imposed on the Committee for uniformity of treatment of Participants under the Plan.

     (b) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.  Rights on Termination of Employment

     (a) If a Participant in this Plan shall terminate employment with the Company on account of Retirement or Disability or otherwise terminate employment with the written consent of the Company prior to the expiration of any Performance Period(s) in respect of which such Participant may be eligible for an award, or if a subsidiary at which a Participant is employed shall cease to be a subsidiary of the Company prior to the expiration of any Performance Period(s), the award(s) paid to such Participant shall be prorated according to the number of months of employment in each such Performance Period.

     (b) A Participant whose employment terminates by dismissal with or without cause, or who voluntarily terminates employment without consent prior to the expiration of a Performance Period, shall lose any right to receive payment of such award.


     (c) In no event shall an award or a portion thereof the payment of which has been deferred pursuant to Section 8 be subject to forfeiture.

12.  Death of a Participant

     (a) A Participant may file with the Corporate Secretary of the Company a designation of a beneficiary or beneficiaries on the appropriate form, which designation may be changed or revoked by the Participant's sole action, provided that the change or revocation is filed with the Corporate Secretary. In case of the death of the Participant, before or after termination of employment, any earned but unpaid portion of an award to which he or she is entitled and any deferred portions of a deceased Participant's award shall be delivered to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such Participant, shall be delivered to, or in accordance with the directions of, the executor or administrator of such Participant's estate.

     (b) If a Participant shall die during a Performance Period, such Participant's beneficiary shall only be entitled to receive the award declared for the Performance Period ending in the year of the Participant's death.

13.  Tax Withholding

     The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any tax withholding requirements or to deduct from any payments made pursuant to the Plan amounts sufficient to satisfy tax withholding requirements.

14.  Modification or Termination

     (a) The Committee may at any time terminate or from time to time modify or suspend, and if suspended, may reinstate any or all of the provisions of this Plan, subject to any requirement for shareholder approval imposed by applicable law, except that no modification of this Plan may be made which will adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

     (b) The Corporate Secretary of the Company shall be authorized to make minor or administrative changes in the Plan or changes required by or made desirable by law or government regulation.


15.  Change in Control

     (a) In the event of a Change in Control of the Company, this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto, and no transaction or series of transactions shall have the effect of reducing or canceling the award of a Participant that has been declared but not paid unless consented to in writing by such affected Participant.

     (b) As soon as practicable following a Change in Control, a Participant shall be paid a lump sum amount in cash equal to the aggregate value of the Performance Contingent Awards payable to the Participant for each of the Performance Periods within which the date of the Change in Control occurs, calculated as to each such Performance Period by multiplying the award that the Participant would have earned on the last day of such Performance Period, assuming the achievement of each of the Performance Goals at the target level established for such Performance Period, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such Performance Period prior to the Change in Control by the total number of months contained in such Performance Period. For purposes of the preceding sentence, the amount of cash delivered in payment of the value of the Performance Contingent Awards shall equal the number of Performance Contingent Units constituting such each such award multiplied by the greater of (i) the highest Fair Market Value per share of Stock at any time during the 60-day period preceding the Change in Control and (ii) if applicable, the price of a Share which is paid or offered to be paid, by any person or entity, in connection with the transaction constituting the Change in Control. The amount paid hereunder shall be in lieu of any other awards payable under this Plan for the Performance Periods within which the Change in Control occurs.

     (c) Upon a Change in Control, the restrictions and deferral limitations applicable to any Stock Grant made pursuant to Section 7 hereunder shall lapse as of the date of such Change in Control.

     (d) As soon as practicable following a Change in Control, any awards or Dividend Equivalents previously deferred in accordance with Section 8 hereof, plus interest accrued thereon up until the date of payment, shall be paid in full.

16.  Other Plans and Special Awards

     (a) Nothing contained in this Plan shall prohibit the Committee or the Board from granting other awards or establishing other incentive compensation plans providing for the payment of incentive compensation to employees, including Participants.

     (b) Notwithstanding Section 6 and the intention of the Committee to maintain tax deductibility of awards granted hereunder pursuant to
          Section 162(m) of the Code, the Committee reserves the right to grant awards which do not meet the requirements of Section 162(m) as to deductibility (for example, awards based on measures other than Performance Measures or not established in accordance with Section 6 ) in order to recognize unanticipated business conditions or events which have, or are expected to have, a significant effect on the Company.

17.  Unfunded Obligations; Trust Agreement

     (a) The Company will pay from its general assets all awards to be made hereunder. However, the Company may in its discretion, establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

     (b) Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a Participant's favor and a Participant's rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.

18.  Assignment and Alienation

     Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If any Participant or beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Committee, cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such Participant, his or her beneficiary, spouse, children, other dependents or any of such individuals, in such manner and in such proportion as the Committee may deem proper.

19.  Effective Date and Termination of the Plan

     This Plan, as amended, shall become effective as of January 1, 1998 subject to the approval of the shareholders at their annual meeting in 1998. Unless earlier terminated by the Committee subject to Section 14, the Plan shall terminate on December 31, 2003. No Performance Contingent Award shall be made pursuant to this Plan after the termination date, but awards made prior to its termination date may extend beyond that date.

EDGAR APPENDIX

The following is the text of the Company's 1998 form of proxy and memo to employees participating in Company plans:

                                     PROXY

                                HSB GROUP, INC.

       ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024
                ANNUAL MEETING OF STOCKHOLDERS - APRIL 21, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joel B. Alvord,  Richard G. Dooley,  Gordon
W. Kreh and Lois D. Rice each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held on record by the undersigned on February 17, 1998 at the Annual Meeting of Stockholders to be held on April 21, 1998 or any adjournment thereof, upon all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side, hereby revoking any proxy heretofore given.


IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3, AND 4.

               CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE SIDE


                                                             THIS IS YOUR PROXY.

                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                         COMPANY HIGHLIGHTS DURING 1997

Highlights of the Company's 1997 financial results include:

-    a 24.2% increase in net income per share on a diluted basis to $3.29;

- a 9.5% increase in net earned premium from insurance operations to $491.2 million;

-    a 9.8% increase in Engineering Services revenue to $61.3 million;

- a 91.7% combined ratio - far better than the industry average of approximately 102%;

-    a decline in the insurance expense ratio to 47.3% from 49.1%;

-    a 14.0% increase in net investment income to $36.8 million; and

-    a return on equity of 19.1%.

- 1997 was also the 32nd consecutive year that the Company paid increased dividends to stockholders.


/X/ Please mark votes as in this example.


      The Board of Directors recommends a vote FOR proposals 1,2,3, and 4.


1.  Election of Directors.

    Nominees:  Richard H. Booth, Colin G. Campbell, Simon W. Leathes

    FOR ALL NOMINEES / /
    WITHHELD FROM ALL NOMINEES / /

    / /---------------------------
       For all nominees except as noted above

2.  Approval of proposal to amend the Short-Term Incentive Plan
    / / FOR
    / / AGAINST
    / / ABSTAIN

3.  Approval of proposal to amend the Long-Term Incentive Plan

    / / FOR
    / / AGAINST
    / / ABSTAIN

4.  Appointment of independent public accountants

    / / FOR
    / / AGAINST
    / / ABSTAIN


MARK HERE IF YOU HAVE MADE COMMENTS  / /
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and print title. Please date proxy and return in the enclosed post-paid return envelope.

Signature:  -----------------------------  Date:  -----------------
Signature:  -----------------------------  Date:  -----------------

To:  All Employees

From:  R. K. Price, Senior Vice President and Corporate Secretary

Date:  March 16, 1998


If you are a participant in any of the Company's stock plans (Payroll Investment Plan, Employee Stock Ownership Plan, Thrift Incentive Plan - HSB Stock Fund, the Long-Term Incentive Plan or the Stock Option and Restricted Stock Plan), you should receive proxy materials for this year's Annual Meeting to be held on April 21, 1998 through the U.S. mail shortly.

Annual reports and proxy materials were distributed beginning on March 6, 1998 via bulk mail in order to save on postage expenses. As many of you know, HSB has used bulk mail for several years for this reason, and, although cost effective, it can result in some delays in delivery.

If you hold shares registered other than in your name alone (e.g., jointly with another individual or as custodian for a minor's account) you may receive additional copies of the materials. You are encouraged to return any excess copies of the Annual Report to your department or Branch Office, and extra copies of the proxy statement to Jean Cohn, Law Department, Home Office.

Included with the proxy materials is a card upon which to register your vote in connection with actions proposed to be taken at the Annual Meeting. The proxy card lists the number of shares allocated to your account under each of the plans in which you participate, as well as any shares you hold directly. The following abbreviations are used to identify your holdings:

COM - Shares held directly or through the Payroll Investment Plan

RST - Restricted Stock held in the Company's plans

TIP - Shares allocated to your account under the Thrift Incentive Plan if you participate in the HSB Stock Fund

ESO - Shares  allocated to your account under the Employee Stock  Ownership Plan
(ESOP)

Whether you own one share or a thousand, it is very important that your shares be represented at the Annual Meeting. As a shareholder, you have the right and an obligation to have your vote count at the Annual Meeting. I encourage you to use this opportunity by completing the proxy card and sending it back in the envelope provided.

If you do not receive your materials by April 10, 1998, or if you misplace your card, please contact Jean Cohn, Home Office, Ext. 5724.